Exhibit 5.1

January 26, 2022

Pure Bioscience, Inc.

9669 Hermosa Avenue

Rancho Cucamonga, California 91730

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Pure Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 5,000,000 shares (the “Shares”) of Common Stock, par value $0.01 per share, (the “Common Stock”) of the Company, issuable pursuant to the Pure Bioscience, Inc. 2017 Equity Incentive Plan (the “Plan”).

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

Based upon and subject to the foregoing, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Plan, and in accordance with the Registration Statement, such Shares will be validly issued, fully paid and nonassessable shares of the Company’s Common Stock. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in said Registration Statement.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP